Rackspace Hosting Reports Fourth Quarter 2013 Results
SAN ANTONIO - February 10, 2014 - Rackspace® Hosting, Inc. (NYSE: RAX), the open cloud company, announced financial results for the quarter ended December 31, 2013.
Net revenue for the fourth quarter of 2013 was $408 million, up 5.0% from the previous quarter and up 16% from the fourth quarter of 2012. Net revenue for the fourth quarter of 2013 was positively impacted by currency exchange rates when compared to the previous quarter by $4.2 million and positively impacted when compared to the fourth quarter of 2012 by $0.8 million.
Total server count increased to 103,886, up from 101,967 servers at the end of the previous quarter.
Adjusted EBITDA(1) for the quarter was $132 million, a 5.2% increase compared to the third quarter of 2013 and a 2% increase compared to the fourth quarter of 2012. The Adjusted EBITDA margin for the quarter was 32.4% compared to 32.3% in the previous quarter and 36.8% in the fourth quarter of 2012.
Consistent with prior periods, Adjusted EBITDA and Adjusted EBITDA margin were negatively impacted by a non-cash charge relating to data center operating leases. During the fourth quarter of 2013, the non-cash data center lease charge was $2.3 million, compared to $3.8 million in the previous quarter and $2.9 million in the fourth quarter of 2012.
Net income was $21 million for the quarter, up 27.5% from the previous quarter and down 30% from the fourth quarter of 2012. Net income margin for the quarter was 5.1% compared to 4.2% for the previous quarter and 8.5% in the fourth quarter of 2012.
Cash flow from operating activities was $110 million for the fourth quarter of 2013. Capital expenditures were $116 million, including $65 million for purchases of customer gear, $23 million for data center build outs, $8 million for office build outs and $20 million for capitalized software and other projects.
Adjusted Free Cash Flow(1) for the quarter was $15 million. Return on Capital(1) was 9.6%, compared to 8.0% in the prior quarter and 16.9% in the fourth quarter of 2012. Average monthly revenue per server was $1,322, compared to $1,290 in the prior quarter and $1,310 in the fourth quarter of 2012.
At the end of the fourth quarter of 2013, cash and cash equivalents were $260 million, and debt including capital lease obligations totaled $58 million.
On a worldwide basis, Rackspace employed 5,651 Rackers as of December 31, 2013, up from 5,450 in the previous quarter.
"With the leadership team and strategy we have in place, and the powerful position that we’ve established in the marketplace, I’m confident that we can make 2014 one of the best years in Rackspace history. In 2014, we will take the next step to carve out our differentiated position and help the next adoption wave of customers reach a hybrid cloud world. We will continue to invest in our portfolio of services and reinforce our differentiation in the market. We will win as we always have - one delighted customer at a time," said Graham Weston, Chairman and CEO.

Rackspace Developments and Business Highlights

•
Rackspace announced that Taylor Rhodes, the company’s Chief Customer Officer (CCO), has been appointed President, effective immediately. Mr. Rhodes joined Rackspace in 2007 and has served in a variety of leadership positions within the company. Prior to his role as CCO, Mr. Rhodes served as Senior Vice President and Managing Director of Rackspace International. In his various roles, Mr. Rhodes has guided the company towards its mission of bringing the power of Rackspace’s hybrid cloud portfolio, backed by Fanatical Support®, to global markets. Additionally, he has played an integral role in evolving Fanatical Support for the benefit of customers worldwide, which has enabled Rackspace to advance its position as the service leader in the industry.

•
Rackspace announced it has been ranked 29 on the 2014 FORTUNE 100 Best Companies to Work For® list. FORTUNE has named Rackspace as one of America’s top workplaces in six of the past seven years. Rackspace was selected among hundreds of companies vying for a place on the list this year. Great Place to Work® chose Rackspace using its unique methodology based on five dimensions: credibility, respect, fairness, pride and camaraderie.

•
Rackspace announced it is extending its Fanatical Support® to help customers automate their cloud infrastructure with a new managed support service for DevOps tools. The new DevOps Automation Service will help developers automate the process of deploying and scaling hybrid cloud infrastructure for fast-growing applications, while advancing the adoption of the DevOps methodology among software and IT teams.

•
Rackspace announced it has given nearly £250,000 worth of cloud hosting services and support for free to 300 members of the Rackspace Startup Programme since it started in the UK six months ago. This is in addition to many other benefits members have received, such as mentoring, expert technical advice and access to networking events. All of these benefits are helping power new UK businesses to succeed and are provided by Rackspace through over 50 partners, including premier incubators, accelerators, associations and investors. The high profile partners involved in the Rackspace Startup Programme include Techstars, Dreamstake, Wayra, Seedcamp, Oxygen Accelerator and Accelerator Academy. Partners located outside of London - ensuring program access for startups throughout the UK - include ignite100 in Newcastle, dotForge in Sheffield and four organizations in Ireland: Wayra, NDRC, Propeller Venture Accelerator and Ustart.

Conference Call and Webcast

Management will host a conference call to discuss the results starting today at 4:30 p.m. ET.

To access the conference call, please dial 800-946-0712 from the United States and Canada or dial 719-325-2328 from abroad and reference pass code 2801570. A live webcast and a replay of the conference call will be available on Rackspace's website, located at http://ir.rackspace.com

About Rackspace

Rackspace (NYSE: RAX) is the global leader in hybrid cloud and founder of OpenStack®, the open-source operating system for the cloud. Hundreds of thousands of customers look to Rackspace to deliver the best-fit infrastructure for their IT needs, leveraging a product portfolio that allows workloads to run where they perform best - whether on the public cloud, private cloud, dedicated servers, or a combination of platforms. The company’s award-winning Fanatical Support helps customers successfully architect, deploy and run their most critical applications. Headquartered in San Antonio, TX, Rackspace operates data centers on four continents. Rackspace is featured on Fortune’s list of 100 Best Companies to Work For. For more information, visit www.rackspace.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning anticipated operational and financial benefits from Rackspace strategies related to additions or changes in leadership, the success of leadership transition, company growth or success of new operational initiatives, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the integration and effectiveness of new leadership into the Rackspace culture and business operations, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures and other risks that are described in Rackspace Hosting's Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 12, 2013. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
ir@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Year Ended
(In thousands, except per share data)	December 31, 2012	September 30, 2013	December 31, 2013	December 31, 2012	December 31, 2013
Net revenue	$352,909	$388,636	$408,103	$1,309,239	$1,534,786
Costs and expenses:
Cost of revenue (1)	109,012	127,404	133,821	419,013	492,493
Research and development (1)	16,942	23,773	24,849	56,736	90,213
Sales and marketing (1)	43,467	50,869	55,465	166,172	208,417
General and administrative (1)	64,951	78,075	79,128	244,732	297,520
Depreciation and amortization	68,914	80,753	87,683	249,845	313,007
Total costs and expenses	303,286	360,874	380,946	1,136,498	1,401,650
Income from operations	49,623	27,762	27,157	172,741	133,136
Other income (expense):
Interest expense	(991)	(689)	(656)	(4,749)	(3,118)
Interest and other income (expense)	245	440	405	15	741
Total other income (expense)	(746)	(249)	(251)	(4,734)	(2,377)
Income before income taxes	48,877	27,513	26,906	168,007	130,759
Income taxes	18,970	11,202	6,108	62,589	44,022
Net income	$29,907	$16,311	$20,798	$105,418	$86,737

Net income per share
Basic	$0.22	$0.12	$0.15	$0.78	$0.63
Diluted	$0.21	$0.11	$0.14	$0.75	$0.61

Weighted average number of shares outstanding
Basic	137,055	138,714	139,875	135,279	138,577
Diluted	142,549	143,543	144,024	141,265	143,011

(1)
As previously reported in the Company's 10-Q filing for the three months ended September 30, 2013, certain reclassifications have been made to amounts reported for the periods ended December 31, 2012 in order to conform to the current period's presentation.

Consolidated Balance Sheets

(In thousands)	December 31, 2012	December 31, 2013
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$292,061	$259,733
Accounts receivable, net of allowance for doubtful accounts and customer credits of $4,236 as of December 31, 2012 and $3,891 as of December 31, 2013	92,834	123,898
Deferred income taxes	10,320	12,637
Prepaid expenses	25,195	30,782
Other current assets	4,835	11,918
Total current assets	425,245	438,968

Property and equipment, net	724,985	884,001
Goodwill	68,742	81,084
Intangible assets, net	23,802	23,880
Other non-current assets	52,777	57,089
Total assets	$1,295,551	$1,485,022

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$105,174	$122,047
Accrued compensation and benefits	48,404	62,459
Income and other taxes payable	21,550	11,388
Current portion of deferred revenue	17,265	22,868
Current portion of obligations under capital leases	61,302	37,885
Current portion of debt	1,744	1,861
Total current liabilities	255,439	258,508

Non-current liabilities:
Deferred revenue	3,695	3,662
Obligations under capital leases	60,335	18,273
Debt	1,991	124
Deferred income taxes	71,081	69,729
Deferred rent	32,293	43,046
Other liabilities	27,070	36,268
Total liabilities	451,904	429,610

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	138	141
Additional paid-in capital	515,188	636,660
Accumulated other comprehensive loss	(8,089)	(4,536)
Retained earnings	336,410	423,147
Total stockholders’ equity	843,647	1,055,412
Total liabilities and stockholders’ equity	$1,295,551	$1,485,022

Consolidated Statements of Cash Flows

	Three Months Ended			Year Ended
	(Unaudited)				(Unaudited)
(in thousands)	December 31, 2012	September 30, 2013	December 31, 2013	December 31, 2012	December 31, 2013
Cash Flows From Operating Activities
Net income	$29,907	$16,311	$20,798	$105,418	$86,737
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,914	80,753	87,683	249,845	313,007
Loss on disposal of equipment, net	624	667	100	1,586	992
Provision for bad debts and customer credits	1,741	1,482	655	6,300	4,498
Deferred income taxes	(4,568)	12,196	(12,407)	(775)	(2,102)
Deferred rent	2,930	3,801	2,279	9,259	11,564
Share-based compensation expense	11,244	16,959	17,188	41,546	59,645
Excess tax benefits from share-based compensation arrangements	(11,065)	(1,186)	(16,156)	(46,046)	(33,539)
Changes in certain assets and liabilities:
Accounts receivable	(162)	(10,641)	(10,344)	(29,265)	(34,473)
Prepaid expenses and other current assets	6,127	(18,004)	6,290	(4,903)	(12,270)
Accounts payable and accrued expenses	15,062	11,413	8,355	66,268	35,303
Deferred revenue	2,477	(874)	4,176	2,185	5,367
All other operating activities	(2,443)	1,673	901	(1,919)	9,331
Net cash provided by operating activities	120,788	114,550	109,518	399,499	444,060

Cash Flows From Investing Activities
Purchases of property and equipment	(82,919)	(100,496)	(126,723)	(270,374)	(452,596)
Acquisitions, net of cash acquired	—	—	(3,727)	(5,945)	(9,930)
All other investing activities	56	(1,436)	110	98	(1,698)
Net cash used in investing activities	(82,863)	(101,932)	(130,340)	(276,221)	(464,224)

Cash Flows From Financing Activities
Principal payments of capital leases	(22,958)	(15,658)	(14,652)	(75,928)	(65,860)
Principal payments of notes payable	(51)	(966)	(52)	(1,962)	(1,915)
Payments for deferred acquisition obligations	(1,450)	(58)	(57)	(6,176)	(1,353)
Proceeds from notes payable	—	—	—	691	—
Receipt of Texas Enterprise Fund Grant	—	—	—	3,500	—
Proceeds from employee stock plans	9,770	8,446	8,971	41,284	23,817
Excess tax benefits from share-based compensation arrangements	11,065	1,186	16,156	46,046	33,539
Net cash provided by (used in) financing activities	(3,624)	(7,050)	10,366	7,455	(11,772)

Effect of exchange rate changes on cash and cash equivalents	109	1,375	194	1,472	(392)

Increase (decrease) in cash and cash equivalents	34,410	6,943	(10,262)	132,205	(32,328)

Cash and cash equivalents, beginning of period	257,651	263,052	269,995	159,856	292,061

Cash and cash equivalents, end of period	$292,061	$269,995	$259,733	$292,061	$259,733

Supplemental cash flow information:
Non-cash purchases of property and equipment	$5,096	$17,062	$(10,891)	$67,308	$12,718

Key Metrics - Quarter to Date (Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Growth
Dedicated cloud, net revenue	$265,585	$271,311	$276,845	$280,215	$291,265
Public cloud, net revenue	$87,324	$90,889	$99,002	$108,421	$116,838
Net revenue	$352,909	$362,200	$375,847	$388,636	$408,103
Revenue growth (year over year)	24.6%	20.2%	17.8%	15.7%	15.6%

Net upgrades (monthly average)	1.2%	0.9%	1.5%	1.5%	1.1%
Churn (monthly average)	-0.7%	-0.8%	-0.8%	-0.8%	-0.7%
Growth in installed base (monthly average) (2)	0.5%	0.1%	0.7%	0.7%	0.4%

Number of employees (Rackers) at period end	4,852	5,043	5,272	5,450	5,651
Number of servers deployed at period end	90,524	94,122	98,884	101,967	103,886
Average monthly revenue per server	$1,310	$1,308	$1,298	$1,290	$1,322

Profitability
Income from operations	$49,623	$42,813	$35,404	$27,762	$27,157
Depreciation and amortization	$68,914	$70,111	$74,460	$80,753	$87,683
Share-based compensation expense:
Cost of revenue	$2,759	$2,519	$2,735	$3,453	$3,877
Research and development	$1,237	$1,528	$1,813	$2,306	$2,521
Sales and marketing	$1,764	$1,658	$1,744	$2,149	$1,766
General and administrative	$5,484	$6,478	$7,023	$9,051	$9,024
Total share-based compensation expense	$11,244	$12,183	$13,315	$16,959	$17,188
Adjusted EBITDA (1)	$129,781	$125,107	$123,179	$125,474	$132,028

Adjusted EBITDA margin	36.8%	34.5%	32.8%	32.3%	32.4%
Operating income margin	14.1%	11.8%	9.4%	7.1%	6.7%

Income from operations	$49,623	$42,813	$35,404	$27,762	$27,157
Effective tax rate	38.8%	35.2%	34.7%	40.7%	22.7%
Net operating profit after tax (NOPAT) (1)	$30,369	$27,743	$23,119	$16,463	$20,992
NOPAT margin	8.6%	7.7%	6.2%	4.2%	5.1%

Capital efficiency and returns
Interest bearing debt	$125,372	$105,807	$88,434	$72,579	$58,143
Stockholders' equity	$843,647	$879,035	$933,897	$988,708	$1,055,412
Less: Excess cash	$(249,712)	$(235,163)	$(217,950)	$(223,359)	$(210,761)
Capital base	$719,307	$749,679	$804,381	$837,928	$902,794
Average capital base	$717,010	$734,493	$777,030	$821,155	$870,361
Capital turnover (annualized)	1.97	1.97	1.93	1.89	1.88

Return on capital (annualized) (1)	16.9%	15.1%	11.9%	8.0%	9.6%

Key Metrics - Quarter to Date (Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Capital expenditures
Cash purchases of property and equipment	$82,919	$105,541	$119,836	$100,496	$126,723
Non-cash purchases of property and equipment (3)	$5,096	$19,858	$(13,311)	$17,062	$(10,891)
Total capital expenditures	$88,015	$125,399	$106,525	$117,558	$115,832

Customer gear	$60,099	$85,690	$73,022	$73,784	$65,291
Data center build outs	$7,768	$13,228	$10,085	$12,441	$22,524
Office build outs	$2,288	$7,860	$1,683	$6,700	$8,085
Capitalized software and other projects	$17,860	$18,621	$21,735	$24,633	$19,932
Total capital expenditures	$88,015	$125,399	$106,525	$117,558	$115,832

Infrastructure capacity and utilization
Megawatts under contract at period end	61.1	59.4	59.6	60.0	60.0
Megawatts available for use at period end	36.9	38.8	44.4	46.9	46.9
Megawatts utilized at period end	24.0	24.7	26.0	27.0	27.4
Annualized net revenue per average Megawatt of power utilized	$59,437	$59,499	$59,305	$58,662	$60,015

(1) See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures below.
(2) Due to rounding, totals may not equal the sum of the line items in the table above.
(3) Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Key Metrics - Year to Date (Unaudited)

	Year Ended December 31,
(Dollar amounts in thousands, except average monthly revenue per server)	2012	2013
Growth
Dedicated cloud, net revenue	$1,005,165	$1,119,636
Public cloud, net revenue	$304,074	$415,150
Net revenue	$1,309,239	$1,534,786
Revenue growth (year over year)	27.7%	17.2%

Net upgrades (monthly average)	1.5%	1.3%
Churn (monthly average)	-0.8%	-0.8%
Growth in installed base (monthly average) (2)	0.8%	0.5%

Number of employees (Rackers) at period end	4,852	5,651
Number of servers deployed at period end	90,524	103,886
Average monthly revenue per server	$1,278	$1,307

Profitability
Income from operations	$172,741	$133,136
Depreciation and amortization	$249,845	$313,007
Share-based compensation expense:
Cost of revenue	$9,592	$12,584
Research and development	$4,856	$8,168
Sales and marketing	$6,379	$7,317
General and administrative	$20,719	$31,576
Total share-based compensation expense	$41,546	$59,645
Adjusted EBITDA (1)	$464,132	$505,788

Adjusted EBITDA margin	35.5%	33.0%
Operating income margin	13.2%	8.7%

Income from operations	$172,741	$133,136
Effective tax rate	37.3%	33.7%
Net operating profit after tax (NOPAT) (1)	$108,309	$88,269
NOPAT margin	8.3%	5.8%

Capital efficiency and returns
Interest bearing debt	$125,372	$58,143
Stockholders' equity	$843,647	$1,055,412
Less: Excess cash	$(249,712)	$(210,761)
Capital base	$719,307	$902,794
Average capital base	$679,125	$802,818
Capital turnover	1.93	1.91

Return on capital (1)	15.9%	11.0%

Key Metrics - Year to Date (Unaudited)

	Year Ended December 31,
(Dollar amounts in thousands, except average monthly revenue per server)	2012	2013
Capital expenditures
Cash purchases of property and equipment	$270,374	$452,596
Non-cash purchases of property and equipment (3)	$67,308	$12,718
Total capital expenditures	$337,682	$465,314

Customer gear	$217,870	$297,787
Data center build outs	$26,293	$58,278
Office build outs	$14,382	$24,328
Capitalized software and other projects	$79,137	$84,921
Total capital expenditures	$337,682	$465,314

Infrastructure capacity and utilization
Megawatts under contract at period end	61.1	60.0
Megawatts available for use at period end	36.9	46.9
Megawatts utilized at period end	24.0	27.4
Net revenue per average Megawatt of power utilized	$58,188	$59,442

(1) See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures below.
(2) Due to rounding, totals may not equal the sum of the line items in the table above.
(3) Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Net revenue	$352,909	$362,200	$375,847	$388,636	$408,103
Costs and expenses:
Cost of revenue	109,012	113,610	117,658	127,404	133,821
Research and development	16,942	18,375	23,216	23,773	24,849
Sales and marketing	43,467	49,814	52,269	50,869	55,465
General and administrative	64,951	67,477	72,840	78,075	79,128
Depreciation and amortization	68,914	70,111	74,460	80,753	87,683
Total costs and expenses	303,286	319,387	340,443	360,874	380,946
Income from operations	49,623	42,813	35,404	27,762	27,157
Other income (expense):
Interest expense	(991)	(940)	(833)	(689)	(656)
Interest and other income (expense)	245	199	(303)	440	405
Total other income (expense)	(746)	(741)	(1,136)	(249)	(251)
Income before income taxes	48,877	42,072	34,268	27,513	26,906
Income taxes	18,970	14,811	11,901	11,202	6,108
Net income	$29,907	$27,261	$22,367	$16,311	$20,798

	Three Months Ended
(Percent of net revenue)	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	30.9%	31.4%	31.3%	32.8%	32.8%
Research and development	4.8%	5.1%	6.2%	6.1%	6.1%
Sales and marketing	12.3%	13.8%	13.9%	13.1%	13.6%
General and administrative	18.4%	18.6%	19.4%	20.1%	19.4%
Depreciation and amortization	19.5%	19.4%	19.8%	20.8%	21.5%
Total costs and expenses	85.9%	88.2%	90.6%	92.9%	93.3%
Income from operations	14.1%	11.8%	9.4%	7.1%	6.7%
Other income (expense):
Interest expense	(0.3)%	(0.3)%	(0.2)%	(0.2)%	(0.2)%
Interest and other income (expense)	0.1%	0.1%	(0.1)%	0.1%	0.1%
Total other income (expense)	(0.2)%	(0.2)%	(0.3)%	(0.1)%	(0.1)%
Income before income taxes	13.8%	11.6%	9.1%	7.1%	6.6%
Income taxes	5.4%	4.1%	3.2%	2.9%	1.5%
Net income	8.5%	7.5%	6.0%	4.2%	5.1%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of Adjusted EBITDA to net income in the tables below:

	Three Months Ended
(Dollars in thousands)	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Net revenue	$352,909	$362,200	$375,847	$388,636	$408,103

Income from operations	$49,623	$42,813	$35,404	$27,762	$27,157

Net income	$29,907	$27,261	$22,367	$16,311	$20,798
Plus: Income taxes	18,970	14,811	11,901	11,202	6,108
Plus: Total other (income) expense	746	741	1,136	249	251
Plus: Depreciation and amortization	68,914	70,111	74,460	80,753	87,683
Plus: Share-based compensation expense	11,244	12,183	13,315	16,959	17,188
Adjusted EBITDA	$129,781	$125,107	$123,179	$125,474	$132,028

Operating income margin	14.1%	11.8%	9.4%	7.1%	6.7%

Adjusted EBITDA margin	36.8%	34.5%	32.8%	32.3%	32.4%

	Year Ended December 31,
(Dollars in thousands)	2012	2013
Net revenue	$1,309,239	$1,534,786

Income from operations	$172,741	$133,136

Net income	$105,418	$86,737
Plus: Income taxes	62,589	44,022
Plus: Total other (income) expense	4,734	2,377
Plus: Depreciation and amortization	249,845	313,007
Plus: Share-based compensation expense	41,546	59,645
Adjusted EBITDA	$464,132	$505,788

Operating income margin	13.2%	8.7%

Adjusted EBITDA margin	35.5%	33.0%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net operating profit after tax (NOPAT)
Average capital base

NOPAT = Income from operations x (1 – effective tax rate)

Average capital base = Average of (interest bearing debt + stockholders’ equity – excess cash) = Average of (total assets – excess cash – accounts payables and accrued expenses, accrued compensation and benefits, and income and other taxes payable – deferred revenue – other non-current liabilities, deferred income taxes, and deferred rent).

Year-to-date average balances are based on an average calculated using the quarter-end balances at the beginning of the period and all other quarter ending balances included in the period.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end. We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Comprehensive Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we calculate directly from amounts on the Statement of Comprehensive Income and the Balance Sheet. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of the calculation of ROC to the calculation of return on assets in the tables below:

	Three Months Ended
(Dollars in thousands)	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Income from operations	$49,623	$42,813	$35,404	$27,762	$27,157
Effective tax rate	38.8%	35.2%	34.7%	40.7%	22.7%
Net operating profit after tax (NOPAT)	$30,369	$27,743	$23,119	$16,463	$20,992

Net income	$29,907	$27,261	$22,367	$16,311	$20,798

Total assets at period end	$1,295,551	$1,348,350	$1,377,928	$1,451,769	$1,485,022
Less: Excess cash	(249,712)	(235,163)	(217,950)	(223,359)	(210,761)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(175,128)	(197,686)	(178,552)	(213,268)	(195,894)
Less: Deferred revenue (current and non-current)	(20,960)	(21,811)	(22,636)	(22,211)	(26,530)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(130,444)	(144,011)	(154,409)	(155,003)	(149,043)
Capital base	$719,307	$749,679	$804,381	$837,928	$902,794

Average total assets	$1,268,658	$1,321,951	$1,363,139	$1,414,849	$1,468,396
Average capital base	$717,010	$734,493	$777,030	$821,155	$870,361

Return on assets (annualized)	9.4%	8.2%	6.6%	4.6%	5.7%
Return on capital (annualized)	16.9%	15.1%	11.9%	8.0%	9.6%

	Year Ended December 31,
(Dollars in thousands)	2012	2013
Income from operations	$172,741	$133,136
Effective tax rate	37.3%	33.7%
Net operating profit after tax (NOPAT)	$108,309	$88,269

Net income	$105,418	$86,737

Total assets at period end	$1,295,551	$1,485,022
Less: Excess cash	(249,712)	(210,761)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(175,128)	(195,894)
Less: Deferred revenue (current and non-current)	(20,960)	(26,530)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(130,444)	(149,043)
Capital base	$719,307	$902,794

Average total assets	$1,158,384	$1,391,724
Average capital base	$679,125	$802,818

Return on assets (Net income/Average total assets)	9.1%	6.2%
Return on capital (NOPAT/Average capital base)	15.9%	11.0%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies.

See our reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA below, as well as our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended	Year Ended
(In thousands)	December 31, 2013	December 31, 2013
Adjusted EBITDA	$132,028	$505,788
Non-cash deferred rent	2,279	11,564
Total capital expenditures	(115,832)	(465,314)
Cash payments for interest, net	(609)	(3,096)
Cash payments for income taxes, net	(2,575)	(14,930)
Adjusted free cash flow	$15,291	$34,012